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                                                                    Exhibit 99.1

                                  News Release

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[PAXAR LOGO]

             PAXAR CORPORATION                       For additional
             105 Corporate Park Drive                information contact:
             White Plains, NY 10604                  BOB POWERS
             914.697.6800                            Vice President
                                                     Investor Relations
                                                     914.697.6862


FOR IMMEDIATE RELEASE

             PAXAR CORPORATION'S CHAIRMAN, ARTHUR HERSHAFT, ASSUMES
                            PRESIDENT AND CEO DUTIES

WHITE PLAINS, N.Y. - MAY 13, 2003 - PAXAR CORPORATION (NYSE: PXR) today announced that Arthur Hershaft, currently Paxar's Chairman of the Board, will assume the additional responsibilities of President and Chief Executive Officer. Previously, Mr. Hershaft served as Paxar's Chief Executive Officer from 1980 through August 2001. Most recently, he served as a senior executive officer reporting to Paxar's Board.

Paul J. Griswold has resigned his positions as President, Chief Executive Officer and Director, effective immediately in order to pursue other business interests. In August 2001, Mr. Griswold was elected Paxar's President and Chief Executive Officer. He had previously served as Paxar's President and Chief Operating Officer since February 2000.

"We want to thank Paul for his contributions to Paxar over the past several years. We all wish Paul well in his future endeavors," said Thomas R. Loemker, Lead Director of Paxar's Board.

"The Board is very pleased that Arthur has agreed to return to the role of President and Chief Executive Officer. Arthur's leadership and our strong management team around the world will enable us to rapidly streamline our infrastructure to a low-cost business model," added Mr. Loemker.

Arthur Hershaft, Chairman, President and Chief Executive Officer, said, "The vision established by our Company 18 years ago is not changing. Our strategy is aimed at building upon Paxar's already strong position as a global one-stop source of identification and tracking products for retail and apparel customers. Going forward, it is key that we

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PAXAR - Page 2


return the Company to its historic levels of profitability, which can be done by applying skills and techniques that are well-developed within our Company. By aligning our organization along strategic business units within each geography, we will improve our control of SG&A expenses and achieve better market focus."

Mr. Hershaft concluded, "Paxar is well positioned for future success. We have the largest global footprint in our industry, the industry's broadest line of products and services and the financial resources to continue to execute our strategic growth plan. I am confident and excited about Paxar's future."

A conference call with Paxar management will be conducted live today at 11:00 a.m. Eastern time and may be accessed through the Investor Relations page at www.paxar.com and www.streetevents.com. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call on the above Web sites.

Paxar is a global leader in providing innovative merchandising systems to retailers and apparel manufacturers. Paxar's concept to checkout capabilities, leadership in products and technology, global manufacturing operations, worldwide distribution network and brand recognition are enabling the Company to expand its competitive advantage and market position.

Statements in this release about the future outlook related to Paxar Corporation involve a number of factors affecting the Company's businesses and operations, which could cause actual future results to differ materially from those contemplated by forward-looking statements. Forward-looking statements include those indicated by words such as "project" and "expect." Affecting factors include general economic conditions the performance of the Company's operations within its prevailing business markets around the world, and the impact of SARS, as well as other factors set forth in Paxar's 2002 Form 10-K Annual Report.

                         FOR MORE INFORMATION ON PAXAR
                     CALL INVESTOR RELATIONS - 914.697.6862
                         OR VISIT OUR COMPANY'S WEB SITE
                                  WWW.PAXAR.COM